Registration Statement File No. 333-76090
                                                Filed pursuant to Rule 424(b)(3)


                              Sticker to Prospectus
                             filed January 24, 2003
                                   Relating to
                        7,000,000 shares of Common Stock
                                   Offered by

                               COLOR IMAGING, INC.

                  The Date of this Sticker is February 13, 2003



     This sticker supplement No. 1 is filed to update the prospectus of Color Imaging, Inc. ("Color Imaging") filed January 24, 2003 by extending the termination date of the offering from February 14, 2003 to May 14, 2003, unless the entire offering has been sold prior to that time or otherwise terminated.



This Sticker Is Part Of The Prospectus filed January 24, 2003 And Must Accompany
The  Prospectus   Filed  January  24,  2003  To  Satisfy   Prospectus   Delivery
Requirements Under The Securities Act Of 1933.





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